Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

STORAGE LICENSE AGREEMENT

THIS STORAGE LICENSE AGREEMENT (the “License”) entered into as of September 23, 2024 (“Execution Date”), by and between SENTI BIOSCIENCES, INC., a Delaware corporation (“Sublandlord”) and BKPBIOTECH INC., a Delaware corporation and JLSA2 THERAPEUTICS, INC., a Delaware corporation (jointly and severally, the “Subtenant”).
W I T N E S S E T H :
WHEREAS, Sublandlord and Subtenant are currently negotiating a sublease (“Sublease”), whereby Subtenant intends to sublease approximately [***] rentable square foot located on a portion of [***] (“Premises”) of Two Corporate Drive, South San Francisco, CA (“Building”) from Sublandlord;
WHEREAS, Subtenant would like to store equipment listed on Exhibit A (“Equipment”) in the Premises while the parties finalize the Sublease negotiations;
WHEREAS, Sublandlord is willing to allow the Equipment to be stored in the Premises while the parties finalize the Sublease negotiations, provided Subtenant agrees to continue the Sublease negotiations in good faith and enter into this License;
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant agree as follows:
1.Recitals and Defined Terms. The foregoing recitals are hereby incorporated by reference as if fully set forth herein.
2.License of the Storage Space. Subject to the terms and conditions hereof, Sublandlord hereby grants to Subtenant a license to use the Premises to store the Equipment (but no other items of furniture, equipment, or personal property). The term of this License shall commence upon full execution of this License, and continue until the earlier of (a) five (5) business days following the date Sublandlord requests that Subtenant remove the Equipment from the Premises, (b) the date the Sublease commences, and (c) [***]. Subtenant agrees to remove the Equipment from the Premises within five (5) days of request by Sublandlord. Upon termination of the License, Subtenant shall leave the Premises in a clean and orderly condition, free of any damage, waste or debris upon such removal. Any Equipment not timely removed shall, at Sublandlord’s option, be deemed abandoned by Subtenant, and title to the same shall thereupon pass to Sublandlord under this License as by a bill of sale, but Subtenant shall remain responsible for the cost of removal and disposal, as well as any damage caused by such removal. Storage of the Equipment in the Premises shall be at the sole risk of Subtenant. The location of the Equipment within the Premises shall be subject to Sublandlord’s consent, which may be granted or withheld in Sublandlord’s sole discretion. Sublandlord may, within three (3) business days notice, require that Subtenant relocate the Equipment within the Premises.

3.Use. Sublandlord shall provide Subtenant reasonable access to the Premises to move in or out the Equipment, subject to such rules, regulations, protective ser vices or monitoring systems, if any, as Sublandlord may reasonable impose, including sign-in procedures and presentation of identification cards. Subtenant agrees to use the Premises for storage purposes only, and for no other purpose. Subtenant shall not commission, set up, or use the equipment on the Premises under this License. Subtenant acknowledges that Subtenant is only acquiring a license to use the Premises and, accordingly, Sublandlord reserves the right to enter the Premises at any time, to inspect, make alterations and repairs, or for any other reason Sublandlord considers advisable or desirable. Sublandlord shall provide lighting suitable for the use of the Premises for storage purposes. Sublandlord shall have no liability to Subtenant for the failure of any utilities or other services.

4.As-Is. Subtenant shall accept the Premises in its “AS IS” condition during the term of this License, and Sublandlord shall have no obligation to make or pay for any improvements in the Premises. Subtenant shall not make any improvements or alterations to the Premises during the term of this License. Subtenant shall be responsible for the cost of any repairs to the Premises or Building to correct damage caused by Subtenant moving in or moving out the Equipment, or the storage of the Equipment in the Premises.

5.Assumption, Indemnity, and Insurance.

(a)Prior to the date that the Sublease commences (at which point the terms of the Sublease shall control), Subtenant assumes all risk of theft or damage to the Equipment, as well as other theft, damage to property, or injury to persons in, upon or about the Premises and Building from any cause whatsoever and agrees that Sublandlord and Sublandlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, and agents (“Sublandlord Agents”), shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property, sustained by Subtenant or Subtenant’s agents, employees, invitees, or contractors.
(b)Until the Sublease commences (at which point the terms of the Sublease shall control), to the fullest extent permitted by law, Subtenant shall defend, indemnify, protect, and hold harmless Sublandlord and Sublandlord’s agents, employees, contractors, officers, and directors, shareholders, from and against any and all claims, liabilities, costs or expenses (“Claims”) arising from Subtenant’s storage of equipment in the Premises or from any activity, work or thing done, permitted or suffered by Subtenant or its agents, employees, invitees or contractors in or about the Building or arising under this License. Sublandlord may, at its option, require Subtenant to assume Sublandlord’s defense in any action covered by this Section through counsel reasonably satisfactory to Sublandlord. The terms of this Section 2 shall survive the expiration or sooner termination of this License with respect to any Claims arising in connection with any event occurring prior to such expiration or termination.
(c)Subtenant, at its sole cost, shall obtain and maintain in force during the term of this License the insurance that Subtenant is required to obtain pursuant to the Sublease.
6.Prevailing Party. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this License, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be determined by the court or arbitration panel handling the proceeding and shall be included in and as part of such judgment.

7.Transfer. Subtenant may not sublicense, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this License or Subtenant’s interest therein in whole or in part, or permit the use of the Premises, or any part thereof, by anyone other than Subtenant.

8.Counterparts. This License may be executed in two or more counterparts, each of which may be deemed an original, and all of which together shall constitute one and the same instrument. This License may also be executed and transmitted by facsimile or electronic signature technology (e.g., DocuSign), and each facsimile or electronically executed document shall be deemed an original.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this License as of the Execution Date.

SUBLANDLORD:

SENTI BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Tim Lu
Name:	Tim Lu
Title:	Chief Executive Officer

SUBTENANT:

BKPBIOTECH INC.,
a Delaware corporation

By:	/s/ Ramesh Bhatt
Name:	Ramesh Bhatt
Title:	CEO & Co-Founder

SUBTENANT:

JlSA2 THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ Ramesh Bhatt
Name:	Ramesh Bhatt
Title:	CEO & Co-Founder

EXHIBIT A
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